EXHIBIT 10(a)
                                                                   -------------


                              EMPLOYMENT AGREEMENT
                              --------------------

     EMPLOYMENT AGREEMENT dated as of January 1, 1997 between AMERICAN MEDICAL ALERT CORP., a New York corporation (the "Company"), with offices located at 3265 Lawson Boulevard, Oceanside, New York 11572, and HOWARD M. SIEGEL, an individual having an address at 3429 Westminster Road, Oceanside, New York 11572 ("Employee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Company desires to obtain the services of Employee upon the terms and conditions stated herein; and

     WHEREAS, Employee desires to be employed by the Company upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

     1. Employment. The Company hereby employs Employee for the period beginning as of the date hereof and ending December 31, 1999, unless earlier terminated pursuant hereto (the "Employment Period").

     2. Duties. Subject to the authority of the Board of Directors of the Company, Employee shall be employed as the Company's Chairman of the Board, President and Chief Executive Officer. Employee will perform such duties and services of an executive nature, commensurate with his position as the Chairman of the Board, President and Chief Executive Officer, as may from time to time be assigned to him by the Board of Directors.

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     3.  Full  Time.  Employee  agrees  that he will  devote  his full  time and attention during regular business hours to the business and affairs of the Company. The foregoing shall not prevent the purchase, ownership or sale by Employee of investments or securities of publicly held companies and any other business that is not competitive with the Company or any subsidiary of the Company so long as such investment does not require active participation of Employee in the management of the business of such publicly held companies, does not interfere or conflict with the performance of Employee's duties hereunder and does not otherwise violate any of the provisions of this Agreement, or Employee's participation in philanthropic organizations to the extent that such participation does not interfere or conflict with the performance of Employee's duties hereunder and does not otherwise violate any provision of this Agreement.

     4. Compensation. In consideration of the duties and services to be performed by Employee hereunder, the Company agrees to pay, and Employee agrees to accept the amounts set forth below:

          (a) A base salary, to be paid on a weekly basis, at the rate of $200,000, $215,000 and $230,000 per annum, for the first, second and third years, respectively, of the Employment Period.

          (b) As additional compensation, with respect to each fiscal year of the Company during the Employment Period during which the Company's Pre-Tax Income (as hereinafter defined) exceeds $2,000,000, an amount equal to a percentage of the Company's Pre- Tax Income, as follows: (i) 8% of the Company's Pre-Tax Income between $2,000,000 and 3,000,000, (ii) 9% of the Company's Pre-Tax Income between $3,000,000 and $4,000,000, and

     (iii) 10% of the Company's Pre-Tax Income in excess of $4,000,000. No additional compensation shall be paid for any fiscal year in which Pre-Tax Income is less than $2,000,000.

          (c) In lieu of part or all of the additional compensation payable in cash under paragraph 4(b), Employee may elect to receive, as of December 31 of the year for which Pre- Tax Profits are determined, such number of shares of the Company's Common Stock as the Board of Directors may determine has a fair market value equal to such additional compensation. If the Company's Common Stock is listed on a national securities exchange or traded on the Over-the- Counter market, the fair market value of a share of such Common Stock shall be the closing selling price or the mean of the closing bid and asked prices of the Company's Common Stock quoted on such exchange, or on the Over-the-Counter market as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") system, or if the Company's Common Stock is not traded on NASDAQ, then as reported by the National Quotation Bureau, Incorporated, on the day on which such election is made, or, if there is no trading or bid or asked price on that day, the closing selling price or the mean of the closing bid and asked prices on the nearest trading date before that day and for which such prices are available, and if the Company's Common Stock is not listed on such exchange or traded in such market, then the fair market value shall be determined by an independent appraiser, selected by the Board of Directors, whose opinion shall be binding on the parties. The Company may require, as a condition to issuing shares of the Company's Common Stock pursuant to this paragraph 4(c), that it receive an opinion of its counsel that such securities may be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, and applicable state law. Each certificate for such securities shall bear a legend as follows:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

          (d) The additional compensation to be paid pursuant to paragraph 4(b) hereof and/or the shares of the Company's Common Stock, if any, issuable pursuant to paragraph 4(c) hereof shall be payable and/or issuable, as the case may be, promptly following the availability of the audited financial statements relating to the applicable fiscal year of Company. To the extent any such fiscal year is not entirely included in the Employment Period, because for example Employee is terminated by the Company other than in accordance with paragraph 9(a) hereof, Employee shall receive the pro rata portion of such additional compensation determined by multiplying the additional compensation, computed for the applicable fiscal year, by a fraction whose numerator is the number of days in such fiscal year included in the Employment Period and whose denominator is the total number of days in such fiscal year.

          (e) The compensation provided for herein shall be in addition to any retirement, profit sharing, insurance or similar benefit which may at any time be payable to Employee pursuant to any plan or policy of the Company relating to such benefits, which additional benefits shall be made available to Employee on the same basis as they are generally made available to other executive officers of the Company. Such compensation shall be in addition to any options which may be granted under any stock option plan of the Company.

          (f) The Company shall reimburse Employee in accordance with the Company's normal policies for all reasonable travel, hotel, meal and other expenses properly incurred by him in the performance of his duties hereunder.

          (g) The Company shall provide Employee with the use of an automobile, selected by Employee and leased by the Company, with all expenses of operation, such as insurance, gas, oil and repair, paid for by the Company and having a cost to the Company of up to $1,250 per month.

          (h) For the purposes of this Agreement, "Pre-Tax Income" shall mean for each fiscal year the net income of the Company and its consolidated subsidiaries, as set forth in the audited financial statements of the Company, for such fiscal year before any adjustment for the effect of the additional compensation pursuant to paragraph 4(b) hereof, determined in accordance with generally accepted accounting principles, as consistently applied by the Company.

     5. Vacation. Employee shall be entitled to four (4) weeks vacation each fiscal year, to be taken at such time as is mutually convenient to the Company and Employee.

     6. Death. In the event of the death of Employee during the Employment Period, this Agreement and the employment of Employee hereunder shall terminate on the date of the death of Employee. The estate of Employee (or such person(s) as Employee shall designate in writing) shall be entitled to receive, and the Company agrees to continue to pay, in accordance with the normal pay practice of the Company, the base salary of Employee provided by paragraph 4(a), for a period of one (1) year following the date of death of Employee.

     7. Disability. In the event that Employee shall be unable to perform because of illness or incapacity, physical or mental, the duties and services to be performed by him hereunder for a period of one hundred and eighty (180) consecutive days or an aggregate period of more than one hundred and eighty (180) days in any 12-month period, the Company may terminate this Agreement after the expiration of such period. Upon such termination, Employee shall be entitled to receive the base salary provided by paragraph 4(a), the additional compensation provided by paragraphs 4(b) and 4(c) and payable in accordance with paragraph 4(d), and the additional benefits, if any, provided by paragraph 4(e), in each instance computed up to the date of termination.

     8. Non-Competition and Non-Disclosure. (a) Employee covenants and agrees that, throughout the Employment Period and for a period of eighteen (18) months thereafter, he will not, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, any business competing directly in the United States of America with the business conducted by the Company or any subsidiary of the Company on the date of termination hereof; provided, however, that Employee may own not more than 5% of the outstanding securities of any class of any corporation engaged in any such business, if such securities are listed on a national securities exchange or regularly traded in the Over-the-Counter market by a member of a national securities association.

          (b) Employee covenants and agrees that, throughout the Employment Period and for a period of eighteen (18) months thereafter, he will not directly or indirectly solicit, entice or induce any person who on the date of termination of employment of Employee is, or within the last three months of Employee's employment by the Company was, associated with or employed by the Company or any subsidiary of the Company to leave the employ of or terminate his association with the Company, or any subsidiary of the Company, solicit the employment of any such person on his own behalf or on behalf of any other business enterprise.

          (c) Employee covenants and agrees that, throughout the Employment Period and at all times thereafter, he will not use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and clients or proprietary processes or procedures of the Company, its subsidiaries, affiliates, customers and clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to employees of the Company, its respective subsidiaries and affiliates or others in a confidential relationship with the Company or its respective subsidiaries and affiliates which relates to business matters.

          (d) If any term of this paragraph 8 is found by any court having jurisdiction to be too broad, then and in that case, such term shall nevertheless remain effective, but shall be considered amended (as to the time or area or otherwise, as the case may be) to a point considered by said court as reasonable, and as so amended shall be fully enforceable.

          (e) In the event that Employee shall violate any provision of this Agreement (including but not limited to the provisions of this paragraph
     8), then Employee hereby consents to the granting of a temporary or permanent injunction against him by a court of competent jurisdiction prohibiting him from violating any provision of this Agreement. In any proceeding for an injunction and upon any motion for a temporary or permanent injunction, Employee agrees that his ability to answer in damages shall not be a bar or interposed as a defense to the granting of such temporary or permanent injunction against Employee. Employee further agrees that the Company will not have an adequate remedy at law in the event of any breach by Employee hereunder and that the Company will suffer irreparable damage and injury if Employee breaches any of the provisions of this Agreement.

     9. Termination. (a) The Company may terminate this Agreement without liability (other than for the base salary provided in paragraph 4(a) accrued to the date of termination) in the event of (i) a material breach by Employee of the provisions of this Agreement, which breach shall not have been cured by Employee within sixty (60) days following notice thereof by the Company to Employee, (ii) the commission of gross negligence or bad faith by Employee in the course of his employment hereunder, which commission has a material adverse effect on the Company, (iii) the commission by Employee of a criminal act of fraud, theft or dishonesty causing material damages to the Company or any of its subsidiaries or (iv) Employee shall be convicted of (or plead nolo contendere to) any felony, or misdemeanor involving moral turpitude if such misdemeanor results in material financial harm to or materially adversely affects the goodwill of the Company.

          (b) Employee may terminate this Agreement without liability at any time upon at least one (1) year prior written notice.

          (c) After a Change in Control (as hereinafter defined) has occurred, Employee may terminate his employment at any time upon written notice of the Company within six (6) months after he has obtained actual knowledge of the occurrence of any of the following events:

               (i) Failure to elect or appoint, or re-elect or re-appoint, Employee to, or removal of Employee from, his office and/or position with the Company as constituted prior to the Change in Control, except in connection with the termination of Employee's employment pursuant to paragraph 9(a) hereof;

               (ii) A reduction in Employee's overall compensation (including any reduction in pension or other benefit programs or perquisites) or a material adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to Employee's position with the Company as referred to in paragraph 2 hereof;

               (iii) A determination by Employee made in good faith that, as a result of a Change in Control, he is unable effectively to carry out the authorities, powers, func tions or duties attached to his position with the Company as referred to in paragraph 2 hereof, and the situation is not remedied within thirty (30) days after receipt by the Company of written notice from Employee of such determination;

               (iv) A breach by the Company of any provision of this Agreement not covered by clauses (i), (ii) or (iii) of this paragraph 9(c), which is not remedied within thirty (30) days after receipt by the Company of written notice from Employee of such breach;

               (v) A change in the location at which substantially all of Employee's duties with the Company are to be performed to a location which is not within a 50- mile radius of the address of the place where Employee is performing services prior to the date of the Change in Control; or

               (vi) failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor (pursuant to a transfer described in paragraph 15).

               An election by Employee to terminate his employment under the provisions of this paragraph 9(c) shall not be deemed a voluntary termination of employment by Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs or policies. Employee's right to terminate his employment pursuant to this paragraph 9(c) shall not be affected by his illness or incapacity, whether physical or mental, unless the Company shall at the time be entitled to terminate his employment under paragraph 7 of this Agreement. Employee's continued employment with the Company for any period of time less than six (6) months after a Change in Control shall not be considered a waiver of any right he may have to terminate his employment pursuant to this paragraph 9(c).

          (d) After a Change in Control has occurred, if Employee terminates his employment with the Company pursuant to paragraph 9(c) hereof or if Employee's employment is terminated by the Company for any reason other than pursuant to paragraph 9(a) hereof, Employee (i) shall be entitled to his base salary, the additional compensation determined in accordance with paragraph 4(b) hereof and/or the shares of the Company's Common Stock, if any, issuable pursuant to paragraph 4(c) hereof, bonuses, awards, perquisites and benefits, including, without limitation, benefits and awards under the Company's stock option plans and the Company's pension and retirement plans and programs, through the date specified in the notice of termination as the last day of Employee's employment by the Company (the "Termination Date") and, in addition thereto, (ii) shall be entitled to be paid in a lump-sum, on the Termination Date, an amount of cash (to be computed, at the expense of the Company, by the independent certified public accountants utilized by the Company immediately prior to the Change of Control (the "Accountants"), whose computation shall be conclusive and binding upon Employee and the

     Company) equal to 2.99 times Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Such lump-sum payment is hereinafter referred to as the "Termination Compensation."

          (e) Notwithstanding anything in this Agreement to the contrary, Employee shall have the right, prior to the receipt by him of any amounts due hereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which Employee shall repay to the Company, within ninety (90) days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. Notice of any such waiver or treatment of amounts received as a loan shall be given by Employee to the Company in writing and shall be binding upon the Company.

          (f) It is intended that the "present value" of the payments and benefits to Employee, whether under this Agreement or otherwise, which are includable in the computation of "parachute payments" shall not, in the aggregate, exceed 2.99 times the "base amount" (the terms "present value", "parachute payments" and "base amount" being determined in accordance with
     Section 280G of the Code). Accordingly, if Employee receives payments or benefits from the Company prior to payment of the Termination Compensation which, when added to the Termination Compensation, would, in the opinion of the Accountants, subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code, the Termination Compensation shall be reduced by the smallest amount necessary, in the opinion of the Accountants, to avoid such tax. In addition, the Company shall have no obligation to make any payment or provide any benefit to Employee subsequent to payment of the Termination Compensation which, in the opinion of the Accountants, would subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code. No reduction in Termination Compensation or release of the Company from any payment or benefit obligation in reliance upon any aforesaid opinion of the Accountants shall be permitted unless the Company shall have provided to Employee a copy of any such opinion that specifically entitles Employee to rely thereon, no later than the date otherwise required for payment of the Termination Compensa tion or any such later payment or benefit.

          (g) "Change of Control" as used in this Agreement shall mean the occurrence of any of the following:

               (i) any  "person"  or "group"  (as such terms are used in Section
          3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), except for an employee stock ownership trust (or any of the trustees thereof), becomes a "beneficial owner" (as such term in used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

               (ii) a change in "control" of the Company (as the term "control" is defined in Rule 12b-2 or any successor rule promulgated under the
          Act) shall have occurred;

               (iii) the majority of the Board of Directors, as such entire Board of Directors is composed at the date of this Agreement, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors any director who ceased to serve prior to the date of a Change in Control, for any reason, or at any other time due to his death, disability or termination for cause;

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

               (v) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in Control, in which Employee participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

     10. No Impediments. Employee warrants and represents that he is free to enter into this Agreement and to perform the services contemplated thereby and that such actions will not constitute a breach of, or default under, any existing agreement.

     11. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

     12. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

     13. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York applicable to agreements to be wholly performed therein without giving effect to principles of conflicts of law.

     14. Binding Effect. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

     15. Assignment and Delegation of Duties. This Agreement may not be assigned by the parties hereto except that the Company shall have the right to assign this Agreement to any successor in connection with a sale or transfer of all or substantially all of its assets, a merger or consolidation. This Agreement is in the nature of a personal services contract and the duties imposed hereby are non-delegable.

     16. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     17. Notices. Any notice under the provisions of this Agreement shall be in writing, shall be sent by one of the following means, directed to the address set forth on the first page of this Agreement or to such other address as shall be designated hereunder by notice to the other party, effective upon actual receipt and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited for overnight delivery with Federal Express (or other equivalent national overnight courier service) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

     18. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        EMPLOYEE:

                                        /s/ Howard M. Siegel
                                        --------------------
                                        Howard M. Siegel

                                        COMPANY:

                                        AMERICAN MEDICAL ALERT CORP.


                                        By:/s/ John Rogers
                                           ---------------------------------
                                           Name:  John Rogers
                                           Title: Vice President of Operations